UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2019

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31390	06-1195422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North, Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (763) 551-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.01 per share	CBKC	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Election of Vice President, Controller. On October 14, 2019, Ty Hollins commenced employment as the Company’s Vice President, Controller (“VP/Controller”). Mr. Hollins, age 47 was employed from February 2019 to October 2019 as Corporate Controller, Vice President of Accounting and Finance for Taylor Corporation. From February 2013 to February 2019 he was Vice President of Accounting and Finance, North America for Philips North America (“Philips”). Prior to Philips, he served as an Assistant Controller for Kenexa and in an advisory services role for RSM McGladrey and BearingPoint. Mr. Hollins is not related to any officer or director of the Company.

Other than the compensation arrangements described below, Mr. Hollins is not a party to any transactions with the Company.

(e)    Certain Compensation Arrangements. In connection with his joining the Company, Mr. Hollins received two equity awards under the company’s 2018 Stock Incentive Plan. The equity awards consist of (i) a performance based non-qualified stock option to purchase 5,775 shares of the Company’s common stock (the “Option”), such grant made and effective as of the close of business on October 14, 2019, with an exercise price equal to the average of the closing bid and asked price on the OTCQX market on October 14, 2019; subject to the terms of the option agreement, 50% of the stock option that is earned will vest, if at all, following a determination by the Compensation Committee of the Company’s Board of Directors that the performance metrics for the Award were at or above threshold and 50% of the remaining stock options, if any, that were earned will vest on March 14, 2021, assuming Mr. Hollins remains employed with the Company, and shall expire five years from the date of grant; and (ii) a time-based restricted stock award of 100,000 shares granted as of October 14, 2019; subject to the terms of the restricted stock agreement, the restricted stock shall vest one-third each on the first, second and third anniversaries of the date of grant, assuming Mr. Hollins remains employed with the Company.

In connection with his offer of employment the Company entered into the form of Severance Agreement previously approved by the Compensation Committee which conforms with the form of Agreement described in the Company’s Form 8-K Report filed on December 8, 2017. The following summary is qualified in its entirety by reference to the Severance Agreement filed herewith as Exhibit 10.1.

If Mr. Hollins is involuntarily terminated by the Company without “Cause”, as defined in the Agreement, and executes a general release of claims in favor of the Company, the Company will be obligated to pay him a severance payment in an amount equal to six months of his highest annual salary at any time during the twelve months preceding the date of termination.

The Severance Agreement also provides that, notwithstanding the foregoing, if, 180 days prior to, or twelve months after, a “Change in Control”, Mr. Hollins is terminated without “Cause”, or resigns for “Good Reason”, as such terms are defined in the Severance Agreement, then he shall be entitled to receive a severance payment, in one lump sum and adjusted for any severance payments previously made by the Company, generally equal to the sum of (A) six months of his highest annual salary at any time during the twelve month period preceding the date of termination; and (B) 0.5 times his then current on-target bonus.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1 Severance Agreement between Christopher & Banks Corporation and Ty Hollins.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: October 17, 2019	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CHRISTOPHER & BANKS CORPORATION
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
October 14, 2019	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

10.1	Severance Agreement between Christopher & Banks Corporation and Ty Hollins.

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